Exhibit (h)(f)(1)
FORM OF
SCHEDULE A – SERVICE AGREEMENT
List of Portfolios
Small-Cap Growth Portfolio
International Value Portfolio
Long/Short Large-Cap Portfolio
International Small-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
(applies to feeder fund expenses only)
Large-Cap Value Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Equity Portfolio
(formerly called Mid-Cap Value Portfolio)
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small-Cap Equity Portfolio

Effective May 1, 2008, agreed to and accepted by:

PACIFIC SELECT FUND

By:
Name:	Howard T. Hirakawa
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:		BY:
Name:		Name:
Title:		Title:

PACIFIC LIFE INSURANCE COMPANY

By:		BY:

Name:	Mary Ann Brown	Name:	Audrey L. Milfs
Title:	Senior Vice President	Title:	Director, Vice President & Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:		By:

Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	VP, Fund Advisor Operations	Title:	AVP, Fund Advisor Compliance & Assistant Secretary